UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2016

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-8814
(Commission File Number)

84-0705083
(IRS Employer Identification No.)

34501 E. Quincy Ave., Bldg. 34, Box 10, Watkins, CO 80137
(Address of principal executive office)        (Zip Code)

Registrant's telephone, including area code                                                                                                                                          (303) 292-3456

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the "Registrant"), a Colorado corporation, in connection with the matters described herein.
ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Registrant held its Annual Shareholders' meeting on January 13, 2016, at which holders of record of 22,196,319 shares of common stock, out of a total of 23,754,098, were present in person or by proxy constituting a quorum. The following matters were voted upon and adopted by shareholders:

1.	Election of Directors

	Voted
	For	Withheld	Broker Non-Votes

Mark W. Harding	15,408,682	174,933	6,612,704
Harrison H. Augur	15,565,070	18,545	6,612,704
Arthur G. Epker III	15,508,572	75,043	6,612,704
Richard L. Guido	15,564,601	19,014	6,612,704
Peter C. Howell	15,565,070	18,545	6,612,704

2.	For the ratification of the appointment of GHP Horwath, P.C. and the independent auditors for the year ending August 31, 2016:

For	Against	Abstain	Non-Votes
22,053,891	16,410	1,364	–

3.	For the approval, on an advisory basis, of executive compensation:

For	Against	Abstain	Non-Votes
14,933,841	511,514	13,606	6,612,704

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 15, 2016

PURE CYCLE CORPORATION

/s/  Mark W. Harding
By:  Mark W. Harding,
President and Chief Financial Officer